PROXY CARD
SIGN, DATE AND VOTE ON THE REVERSE SIDE

PROXY VOTING OPTIONS
YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY! SHAREHOLDER REGISTRATION FIELD	1. MAIL your signed and voted proxy back in the postage paid envelope provided
2. ONLINE at proxyonline.com using your proxy control number found below
3. By PHONE when you call (888) 227-9349 toll-free to reach an automated touchtone voting line
4. By PHONE with a live operator when you call (888) 567-1626 toll-free Monday through Friday 9 a.m. to 10 p.m. Eastern time
CONTROL NUMBER 123456789101

GUGGENHEIM ENHANCED EQUITY STRATEGY FUND (“GGE”)

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 7, 2016

The undersigned hereby appoints Amy Lee, Mark E. Mathiasen and Michael P. Megaris, or any one of them, proxies, each with full power of substitution, to vote and act with respect to all shares which the undersigned is entitled to vote at the meeting of shareholders of Guggenheim Enhanced Equity Strategy Fund to be held at 227 West Monroe Street, 7th Floor, Chicago, Illinois 60606 on December 7, 2016 at 10:00 a.m. Central Time (and any postponements or adjournments thereof, the “Meeting”).

Do you have questions? If you have any questions about how to vote your proxy or about the Meeting in general, please call toll-free (888) 567-1626.  Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on December 7, 2016.

The proxy statement for this Meeting is available at: https://www.proxyonline.com/docs/Guggenheim2016.pdf.

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.  Please sign exactly as your name appears on this Proxy.  If joint owners, EITHER, may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

SIGNATURE (AND TITLE IF APPLICABLE)              DATE

SIGNATURE (IF HELD JOINTLY)                    DATE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES, AND THE PROPOSAL SET FORTH BELOW HAS BEEN PROPOSED BY THE BOARD OF TRUSTEES. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal. In his/her discretion, the Proxy is authorized to vote upon such other matters as may properly come before the Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example:

	PROPOSAL:	FOR	AGAINST	ABSTAIN
2(A).
Approval of an Agreement and Plan of Merger between GGE and the Acquiring Fund (the “GGE Merger Agreement”), including the termination of GGE’s registration under the Investment Company Act of 1940 (the “1940 Act”).

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THANK YOU FOR VOTING
TAG ID:	BAR CODE	CUSIP